Exhibit 10.1

REVOLVING CREDIT NOTE

(JayHawk Energy, Inc.)

U.S. $100,000

            June 30, 2015

1. Promise to Pay.  FOR VALUE RECEIVED, the undersigned JAYHAWK ENERGY, INC., a Colorado corporation, together with its successors and permitted assigns, having an office address at 611 E. Sherman Avenue, Coeur d’Alene, Idaho 83814 (the “Borrower”), promises to pay, ON DEMAND,  to the order of VAST EXPLORATION, LLC, a Texas limited liability company, its successors, assigns and/or affiliates (“Lender”), at such place as may be designated from time to time in writing by the holder hereof to Borrower,  the principal sum of ONE HUNDRED THOUSAND DOLLARS AND NO/100ths ($100,000) or the aggregate unpaid principal amount of all advances made by the Lender to the Borrower, as show on the books and records of Lender, together with interest on the unpaid principal balance hereof from time to time outstanding from the date hereof until the entire principal amount due hereunder is paid in full at the “Borrowing Rate” (defined below).

2.  Interest; Fees.

2.1.

Borrowing Rate.  The Borrowing Rate is a rate equal to one and a half  percent (1.5%) per month of the unpaid principal balance. A portion of the interest collected may be allocated to fees and expenses of the Lender in servicing the debt described herein.

2.2

Fees.  The Borrower acknowledges that a five percent (5%) origination fee shall be paid to the Lender upon execution of this Note. The origination fee shall accrue against the opening balance on the line of credit and shall be considered a draw on the line of credit until repaid.

2.3.

Savings Clause.  Borrower acknowledges that Lender does not intend to violate any applicable laws. If, at any time, the rate of interest shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted by the laws of any applicable jurisdiction or the rules or regulations of any appropriate regulatory authority or agency, then, during such time as such rate of interest would be deemed excessive, that portion of each interest payment attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal.

3.  Repayment.

3.1.

Borrower shall pay principal ON DEMAND or, if not sooner demanded, then on or before June 30, 2016.

3.2.

Borrower shall pay interest ON DEMAND or, if not sooner demanded, then on the 1st day of each month, commencing August 1, 2015.

3.3.

After demand, interest shall continue to accrue at a rate equal to two percent (2%) per month.

3.4.

All payments shall be made in lawful currency of the United States of America in immediately available funds, without abatement, counterclaim or set-off and free and clear of, and with any deduction or withholding for, any taxes or any other matters.

3.5.

Before demand, any payments or prepayments received under this Note shall be credited; first, to any fees or other charges due and owing hereunder; second, to interest due and owing hereunder and; third, to the reduction of the principal outstanding hereunder. After demand, payments received under this Note shall be applied in such manner as the Lender shall determine in its sole discretion. Payment and acceptance of any sum on account of this Note which is less than the full amount due hereunder shall not be considered a waiver of any demand or default.

3.6

The Lender has the right, at any time after the date of this Note, at its election, to convert all or part of the Note Amount into shares of fully paid and non-assessable shares of common stock of the Borrower (the “Common Stock”). The conversion price (the “Conversion Price”) shall be the lesser of (a) $0.01 per share of Common Stock, (b) Fifty Percent (50%) of the average of the three (3) lowest trade prices of three (3) separate trading days of Common Stock recorded during the twenty five (25) previous trading days prior to conversion, or (c) the lowest effective price per share granted to any person or entity after the date of this Note to acquire Common Stock, or adjust, whether by operation of purchase price adjustment, settlement agreements, exchange agreements, reset provision, floating conversion or otherwise, any outstanding warrant, option or other right to acquire Common Stock or outstanding Common Stock equivalents (the “Conversion Price”), excluding any outstanding warrants or options that has been disclosed in SEC filings prior to the date of this Note.   The conversion formula shall be as follows: Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price. A conversion notice (the “Conversion Notice”) may be delivered to Borrower by method of Lender’s choice (including but not limited to email, facsimile, mail, overnight courier, or personal delivery), and all conversions shall be cashless and not require further payment from the Lender. If no objection is delivered from the Borrower to the Lender, with respect to any variable or calculation reflected in the Conversion Notice within 24 hours of delivery of the Conversion Notice, the Borrower shall have been thereafter deemed to have irrevocably confirmed and irrevocably ratified such notice of conversion and waived any objection thereto. The Borrower shall deliver the certificates for shares of Common Stock from any conversion to the Lender (in any name directed by the Lender within five (5) business days of Conversion Notice delivery. The Conversion Price shall be subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events.4.  Late Charges.  If any amount of principal, interest, fee, cost and/or other charge is not paid in full within fifteen (15) days after same is due, then Borrower shall pay upon demand pay to the order of Lender a late fee equal to five percent (5%) of such amount to defray the extra expense involved in handling such delinquent payment. The minimum late fee shall be $100. The imposition or collection of this fee shall not, however, constitute a waiver of any default or demand by Lender.

5.  Prepayment.  This Note may be prepaid in whole or in part at any time without penalty or premium.

6.  Borrower’s Obligations Unaffected.

6.1.

The obligations of Borrower hereunder are independent of the obligations to Lender of any present or future guarantor, endorser or other obligor, or any other party who now or hereafter becomes liable under this Note by contract, by operation of law, or otherwise (Borrower and each such other party are also referred to as an “Obligor”).

6.2.

Borrower waives: (1) diligence, notice of default, nonpayment, demand for payment, notice of acceptance of this instrument, or any other loan or security instrument, and indulgences and notices of any kind; (2) any delay or failure of Lender in the exercise of any right or remedy; (3) the release, compromise, subordination, substitution, impairment, or failure to perfect any security or any rights or remedies against any Obligor(s); (4) any right to marshaling, subrogation, reimbursement or indemnity, until all indebtedness has been full and indefeasibly paid and Borrower’s ability to obtain credit has been irrevocably terminated; (5) any right to request or obtain from Lender information on any Obligor(s); and (6) any act, omission or thing which might operate as a legal or equitable defense or discharge of any Obligor(s).

6.3.

Without notice to, or further consent of any Obligor(s), Borrower consents to: (1) every renewal, forbearance, extension of time, and other change in the terms and conditions of any indebtedness; (2) every waiver of Lender’s rights against any Obligor(s) or any security, without such waiver prohibiting the later exercise of the same or similar right; and (3) any election of rights or remedies by Lender, including Lender’s enforcement of this instrument without first pursuing Lender’s rights against any Obligor(s) or any security. Neither bankruptcy, insolvency, merger, consolidation, dissolution, or death of any Obligor(s) shall affect Borrower’s obligations to Lender hereunder. Borrower subordinates to the indebtedness of the Obligor(s) to Lender any claim or security it now or hereafter may have against any other Obligor(s) or its assets. Without limiting any of Lender’s rights or Borrower’s obligations, Borrower waives all suretyship defenses.

6.4

Borrower assumes all responsibility for being and keeping itself informed of the financial condition and assets of other Obligor(s), and of all other circumstances bearing upon the risk of nonpayment of the indebtedness and the nature, scope, and extent of the risks that Borrower assumes and incurs hereunder, and agrees that Lender shall no duty to advise any Obligor(s) of information known to it regarding such circumstances or risks.

7.  Miscellaneous.

7.1.

Reservation of Lender’s Rights.  Notwithstanding any course of dealing or course of performance: (1) neither failure nor delay on the part of Lender to exercise any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege; (2) no notice to or demand upon Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without notice or demand; and (3) no amendment, modification, rescission, waiver or release of any provision of this Note shall be effective unless the same shall be in writing and signed by the holder hereof.

7.2.

Headings; References to Parties.  The headings herein are for convenience only and shall not be deemed to be part of this Note. Any references of any party shall be construed in the masculine, feminine or neuter, singular or plural, as the context may require.

7.3.

Completion of Instrument; Reproduction Admissible.  Borrower authorizes Lender to complete this Note if delivered incomplete in any respect. A photographic or other reproduction of this Note shall be admissible in evidence with the same effect as the original Note in any judicial or other proceeding, whether or not the original is in existence.

7.4.

Set-Off.  At any time, without demand or notice (which Borrower expressly waives), and regardless of the adequacy of any other collateral security, Lender may set off against any and all accounts, deposits, credits, collateral and other property now or hereafter in Lender’s possession, custody, safekeeping or control (all of the foregoing whether in Borrower’s sole name, jointly with others, or for a specific purpose), and apply same to the amounts outstanding under this Note.

7.5.

Governing Law.  This Note shall be governed by, and shall be construed and interpreted with, the laws of the State of Idaho.

7.6.

Costs and Expenses. Borrower will pay to the holder hereof all costs and expenses of collection hereof (including reasonable attorneys’ fees).

7.7.

Presentment.  Without limiting any other provision of this Note, Borrower waives presentment, demand for payment, protest, notice of nonpayment, and all suretyship defenses.

7.8.

WAIVER OF RIGHT TO TRIAL BY JURY.  Borrower hereby unconditionally and irrevocably waives any and all right to trial by jury in any action, suit, counterclaim or cross-claim arising in connection with, out of or otherwise relating to this Note or any other loan or security instrument, or any transaction arising therefrom or related thereto.

IN WITNESS WHEREOF, Borrower, has duly executed this Note on the day and year first above written.

BORROWER:

JAYHAWK ENERGY, INC.

A Colorado corporation

             /s/ Kelly Stopher

By: _________________________________

Name:

Kelly Stopher

It’s:

Interim President/CEO

CFO